Exhibit 10.2

FIRST AMENDMENT TO
CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 7, 2003 (this “Amendment”), to the Credit Agreement referred to below by and among APPLIED EXTRUSION TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders; and the other Lenders signatory hereto.

W I T N E S S E T H

WHEREAS, the Borrower, the other Credit Parties, the Agent, and the Lenders are parties to that certain Credit Agreement, dated as of October 3, 2003 (as amended, supplemented or otherwise modified from time to time, prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

2.                                       Amendments to Credit Agreement.  As of the Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a)                                  Amendment to Section 1.3(e) of the Credit Agreement.  Section 1.3(e) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(e)                            To the extent consistent with Sections 1.3(c) and (d), amounts to be applied pursuant to Sections 1.3(b) and (d) to the prepayment of Loans shall be applied, as applicable, first to prepay outstanding Index Rate Loans, and then any amounts remaining after each such application shall, at the option of Borrower, be applied to prepay LIBOR Loans, and/or shall be deposited in the Prepayment Account (as defined below).  The Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Term Loans which are LIBOR Loans and (ii) allocable to Revolving Loans to prepay Revolving Loans which are LIBOR Loans in each case on the last day of their respective LIBOR Periods (or, at the direction of Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been fully applied.  For purposes of this Agreement, the term

“Prepayment Account” shall mean a cash collateral account maintained at a bank or financial institution acceptable to Agent.  The Prepayment Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in manner satisfactory to Agent.  Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all funds held in the Prepayment Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due.  The Agreement, including this Section 1.3(e), shall constitute a security agreement under applicable law.  After the occurrence of and during the continuance of an Event of Default, Agent will apply funds then held in the Prepayment Account to the payment of Term Loans and Revolving Loans (allocated to such Loans as provided above in this Section 1.3(e)), and any remaining funds shall, subject to Section 1.11(b), be applied, in such order as Agent may elect, to any other Obligations then due and payable.  Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Prepayment Account, except as provided above in this Section 1.3(e).  Interest earned on deposits in the Prepayment Account shall be for the account of Lenders ratably based upon their Pro Rata Shares of all of the Loans.”

(b)                                 Amendment to Section 1.11(b) of the Credit Agreement.  Section 1.11(b) of the Credit Agreement shall be amended to add a new sentence at the end thereof to read as follows:

“Agent shall use commercially reasonable efforts to apply, promptly upon receipt, as provided herein, all payments and proceeds of Collateral which are required to be paid to a Lender or applied to a Loan under this Agreement.”

(c)                                  Amendment to Section 1.14 of the Credit Agreement.  Section 1.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

“1.14                     Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon one Business Day’s prior notice as frequently as Agent or any Lender reasonably determines to be appropriate: (a) provide Agent or such Lender (at such Lender’s own cost and expense), as applicable, and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent or such Lender (at such Lender’s own cost and expense), as applicable, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party.  If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to their suppliers and customers.  Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least 5 days’ prior written notice of regularly scheduled audits.  Representatives of other Lenders may (at their own cost and expense) accompany Agent’s representatives on regularly scheduled audits at no charge to Borrower.  Each Lender shall give Agent at least 5 days’ prior written notice of its intention to exercise access rights under this Section 1.14 and Agent’s representatives may accompany Lender’s representatives in exercising such access rights.”

(d)                                 Amendment to Section 9.9(e) of the Credit Agreement.  Section 9.9(e) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(e)                            Dissemination of Information.  Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct.  Lenders acknowledge that Borrower is required to provide Collateral Reports to Agent in accordance with Annex F hereto and agree that Agent shall have no duty to provide the same to Lenders; provided, that Agent shall, upon request of any Lender, provide to such Lender copies of the Borrowing Base Certificates delivered to Agent (and upon Agent’s request Borrower shall provide to Agent sufficient copies thereof for each such requesting Lender).”

3.                                       Ratification of Credit Agreement; Remedies.

(a)                                  Except as expressly provided for, and on the terms and conditions set forth, herein, the Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and shall be unmodified.  In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof.  The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

(b)                                 This Amendment shall constitute a Loan Document.  The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

4.                                       Representations and Warranties.  The Borrower and the Credit Parties hereby represent and warrant to the Agent and Lenders that:

(a)                                  The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”) by the Borrower and the other Credit Parties:  (i) are within their respective organizational powers; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any Credit Party is a party or by which the Borrower or any Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any Credit Party other than those in favor of Agent pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)                                 This Amendment has been duly executed and delivered by or on behalf of the Borrower and the other Credit Parties.

(c)                                  Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower and the other Credit Parties enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)                                 No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.

(e)                                  No action, claim or proceeding is now pending or, to the knowledge of the Borrower and the other Credit Parties, threatened against the Borrower or the other Credit Parties, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges the Borrower’s or the other Credit Parties’ right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect.  To the knowledge of the Borrower and each Credit Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)                                    The representations and warranties of the Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall be true and correct on and as of the date hereof and the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified dated need be true only as of such date.

5.                                       Outstanding Indebtedness; Waiver of Claims.  The Borrower and the other Credit Parties hereby acknowledge and agree that as of November 5, 2003, (i) the aggregate outstanding amount of the Revolving Credit Advances is $20,197,829.12, (ii) the aggregate outstanding amount of Letter of Credit Obligations is $0, and (iii) the aggregate outstanding principal amount of the Term Loan is $50,000,000, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind.

6.                                       Expenses.  The Borrower hereby reconfirms its obligations pursuant to Section 11.3(b) of the Credit Agreement to reimburse Agent for all out-of-pocket fees, costs and expenses, including the reasonable fees, costs and expenses of counsel, consultants, auditors or other advisors, incurred in connection incurred with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

7.                                       GOVERNING LAW.  THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

8.                                       Effectiveness.  This Amendment shall become effective as of November 7, 2003 (the “Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or before November 8, 2003:

(a)                                  Amendment.  Agent shall have received facsimile copies of this Amendment duly executed and delivered by the Agent, the Requisite Lenders, the Borrower and each Credit Party.

(b)                                 Representations and Warranties.  All representations and warranties of or on behalf of the Borrower and each Credit Party in this Amendment and all the other Loan Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date hereof and on and as of the date that the other conditions precedent in this Section 8 have been satisfied, except to the extent that any such representation or warranty expressly relates to an earlier date.

9.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of date and year first written above.

BORROWER

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ Brian P. Crescenzo
Name:	Brian P. Crescenzo
Title:	Vice President and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ James H. Kaufman
Duly Authorized Signatory

By:	/s/ Christopher Cox
Duly Authorized Signatory

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.

APPLIED EXTRUSION TECHNOLOGIES (CANADA) INC.

By:	/s/ Brian P. Crescenzo
Name: Brian P. Crescenzo
Title: Vice President and Treasurer

APPLIED EXTRUSION TECHNOLOGIES LIMITED

By:	/s/ Brian P. Crescenzo
Name: Brian P. Crescenzo
Title: Vice President and Treasurer